EX-99.906CERT


                                  CERTIFICATION
     James M. Johnson, Chief Executive Officer, and Kathleen Carlson, Chief Financial Officer of PC&J Preservation Fund (the "Registrant"), each certify to the best of his or her knowledge that:
1. The Registrant's periodic report on Form N-CSR for the period ended June 30, 2005 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Chief  Executive  Officer                         Chief  Financial  Officer
PC&J  Preservation  Fund  Trust                    PC&J  Preservation Fund Trust



/s/                                   /s/
---
     James  M.  Johnson                         Kathleen  Carlson
Date:     July  25,  2005                         Date:     July  25,  2005


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to PC&J Performance Fund Trust and will be retained by PC&J Performance Fund Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This  certification  is  being furnished to the Commission solely pursuant to 18
U.S.C.   1350  and  is  not being filed as part of the Form N-CSR filed with the
Commission.